As filed with the Securities and Exchange Commission on October 27, 2009

Registration No. 333-146995

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	98-0493819
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

26 Broadway, Suite 960
New York, New York 10004
(212) 977-0900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________

Denis Gagnon
26 Broadway, Suite 960
New York, New York 10004
Tel: (212) 977-0900
Fax: (212) 785-7640

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________
Copy to:

John Edwin Depke, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 Tel: (212) 335-4500 Fax: (212) 335-4501

Approximate Date of Proposed Sale to the Public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,  check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.
Large accelerated filer ☐ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Pursuant to a Form S-3 registration statement (Registration No. 333-146995) (the “Registration Statement”) filed with the Securities and Exchange Commission on October 29, 2007, MMC Energy, Inc. (the “Company”) covering 409,708 shares of common stock, par value $0.001, being offered for resale by a certain “selling stockholder” named in the Registration Statement.

On September 30, 2009 the Company filed a certificate of dissolution with the Delaware Secretary of state pursuant to its Plan of Complete Liquidation and Dissolution, which was approved by the Board of Directors and stockholders of the Company (the “Liquidation”). In connection with the Liquidation, the Registration Statement is hereby withdrawn and all securities registered for resale hereunder, which remain unsold as of the date hereof, are hereby removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 27, 2009.

MMC Energy, Inc.

By:	/s/ Michael Hamilton
Name: Michael Hamilton
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Michael Hamilton and Denis Gagnon as his or her true and lawful attorney-in-fact to sign on his or her behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Hamilton	Chief Executive Officer, President and	October 27, 2009
Michael Hamilton	Chairman of the Board of Directors

/s/ Denis Gagnon	Chief Financial Officer, Principal	October 27, 2009
Denis Gagnon	Accounting Officer and Director

/s/ Richard Bryan	Director	October 27, 2009
Richard Bryan

/s/ Frederick W. Buckman	Director	October 27, 2009
Frederick W. Buckman

/s/ Philip Harris	Director	October 27, 2009
Phillip Harris

/s/ Peter Likins	Director	October 27, 2009
Peter Likins

/s/ George Rountree III	Director	October 27, 2009
George Rountree III